Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253881
The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 17, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated March 11, 2021)

Shares of Common Stock
Pre-funded Warrants to Purchase up to _.._Shares of Common Stock
Common Warrants to Purchase up to ____Shares of Common Stock
We are offering up to____shares of our common stock, par value $0.0001 per share, and common warrants to purchase up to_____shares of our common stock (the “Common Warrant”) pursuant to this prospectus supplement and the accompanying prospectus. The public offering price for each share of common stock and accompanying Common Warrant to purchase one share of common stock is $___. The Common Warrants have an exercise price of $....per share, are exercisable immediately and will expire two years from the date of issuance. We are also offering the shares of our common stock that are issuable from time to time upon exercise of the Common Warrants.
We are also offering pre-funded warrants (the “Pre-funded Warrants”) to purchase up to an aggregate of ________ shares of common stock (and the shares of common stock issuable from time to time upon exercise of the Pre-funded Warrants), in lieu of shares of common stock, to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering. A holder of Pre-funded Warrants will not have the right to exercise any portion of its Pre-funded Warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each Pre-funded Warrant will be exercisable for one share of common stock at an exercise price of $0.01 per share of common stock. The public offering price is $ per Pre-funded Warrant and accompanying Common Warrant, which is equal to the public offering price per share of common stock and accompanying Common Warrant less $0.01. Each Pre-funded Warrant will be exercisable upon issuance and will expire when exercised in full. The shares of common stock or Pre-funded Warrants, as applicable, and the accompanying Common Warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. There is no established public trading market for the Pre-funded Warrants or the Common Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-funded Warrants and the Common Warrants will be limited.
Our common stock is currently listed on The Nasdaq Capital Market (“Nasdaq”), under the symbol “EVFM.” On May 14, 2021, the last reported sale price of our common stock reported on Nasdaq was $1.25 per share.
The public offering price per share of common stock, the public offering price per Pre funded Warrant and the public offering price per Common Warrant will be determined between us, the underwriter, and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our shares of common stock.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-10 of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public Offering price (1)	$	$	$
Underwriting discounts and commissions (2)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1) Includes $___per warrant for the accompanying Common Warrants.
(2) In addition, upon any exercise for cash of any Common Warrants, we will pay HCW a commission equal to 6.0% of the gross exercise price we receive from such exercise. See “Underwriting” beginning on page S-18 for additional information regarding compensation payable to the underwriter.
We have granted the underwriter an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to____.additional shares of our common stock at the public offering price of $____., and/or Common Warrants to purchase up to......shares of our common stock at the public offering price of $......., less underwriting discounts and commissions. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $......and the total proceeds to us, before expenses, will be $......, excluding potential proceeds from the exercise of the Common Warrants included in such option.
Delivery of the shares of common stock, Pre-funded Warrants and Common Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about____.2021, subject to the satisfaction of certain closing conditions.

Sole Book-Running Manager

H.C. Wainwright & Co.
The date of this prospectus supplement is _______2021.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of a “shelf” registration statement on Form S-3 (File No. 333-253881) that we filed with the SEC on March 4, 2021 and was declared effective on March 11, 2021 and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and Pre-funded Warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated March 11, 2021, including the documents incorporated by reference into it, provides more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined.
Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus supplement and the accompanying prospectus is inconsistent with statements made in the accompanying prospectus or in any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in such documents incorporated by reference; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement to which the accompanying prospectus forms a part or to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, including the documents incorporated by reference herein, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States (the “U.S.”) who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the U.S. This prospectus supplement and the accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, and the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 4, 2021, which is incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”
Evofem’s name and logo are either registered trademarks or trademarks of Evofem Biosciences, Inc. in the United States and/or other countries. All other trademarks, service marks or other tradenames appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “EVFM,” “we,” “us,” “our” or similar references mean Evofem Biosciences, Inc., a Delaware corporation, and its wholly-owned subsidiaries, Evofem Biosciences Operations, Inc. and Evofem, Inc.
This prospectus supplement includes our trademarks, trade names and service marks, including “Phexxi™” which is protected under applicable intellectual property laws and are the property of Evofem Biosciences, Inc., or its subsidiaries. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the other documents we have filed with the SEC that are incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and such forward-looking statements involve risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus supplement, the accompanying prospectus, and the other document documents we have filed with the SEC that are incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements included herein represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. These statements include, among other things, statements about:

•our ability to raise additional capital to fund our operations;
•our ability to achieve and sustain profitability;
•our estimates regarding our future performance, including without limitation, any estimates of potential future revenues;
•estimates regarding market size;
•the rate and degree of market acceptance of Phexxi® (lactic acid, citric acid, and potassium bitartrate);
•our ability to successfully commercialize Phexxi and continue to develop our sales and marketing capabilities;
•our strategic plans for our business, including the commercialization of Phexxi;
•our estimates regarding expenses, revenues, financial performance and capital requirements, including the length of time our capital resources will sustain our planned operations;
•our ability to continue as a going concern;
•the impacts of the ongoing pandemic related to a novel strain of a virus named severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) (coronavirus), which causes coronavirus disease 2019 (“COVID-19”) including, without limitation, its impact on our business and commercialization of Phexxi;
•    the potential for changes to current regulatory mandates requiring health insurance plans to cover U.S. Food and Drug Administration (the “FDA”) -cleared or -approved contraceptive products without cost sharing;
•our ability to obtain or maintain third-party payer coverage and adequate reimbursement, and our reliance on the willingness of patients to pay out-of-pocket for Phexxi absent full or partial third-party payer reimbursement;
•our ability to obtain the necessary regulatory approvals to market and commercialize EVO100 vaginal gel for prevention of urogenital transmission of chlamydia and gonorrhea in women, and any other product candidate we may seek to develop;
•the success, cost and timing of our clinical trials;
•our top-line or initial clinical trial data, which are subject to adjustment and revision;
•our ability to protect and defend our intellectual property position and our reliance on third party licensors;
•our ability to obtain additional patent protection for our product and product candidates;
•our dependence on third parties in the conduct of our clinical trials and for the manufacture of Phexxi and our product candidates;
•our ability to expand our organization to accommodate potential growth; and
•our ability to retain and attract key personnel.

To date, only one of our products, Phexxi vaginal gel, has been approved by the FDA for marketing in the U.S. Our other current product candidates are investigational and have not been submitted to or approved by the FDA, and neither Phexxi nor our other product candidates have been approved by the European Medicines Agency or any other regulatory authority anywhere else in the world. This prospectus also contains estimates and other statistical data made by independent parties and by Evofem relating to market opportunity, growth and other data about its industry. These data and estimates involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.
Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus, and the other document documents we have filed with the SEC that are incorporated by reference herein, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus, and the other document documents we have filed with the SEC that are incorporated by reference herein, particularly in the section entitled “Risk Factors,” beginning on page S-10 of this prospectus supplement, which we believe could cause our actual results to be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
Any forward-looking statement speaks only as to the date on which that statement is made. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, except as may otherwise be required by the federal securities laws.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-10 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview

We are a San Diego-based commercial-stage biopharmaceutical company committed to developing and commercializing innovative products to address unmet needs in women’s sexual and reproductive health.

Our first commercial product, Phexxi® (lactic acid, citric acid, and potassium bitartrate) vaginal gel (Phexxi), was approved by the United States (U.S.) Food and Drug Administration (FDA) on May 22, 2020 and commercially launched in the United States in September 2020. Phexxi is the first and only FDA approved hormone-free, woman-controlled, on-demand prescription contraceptive gel for women. We are conducting a pivotal Phase 3 clinical trial to evaluate our lead product candidate EVO100 vaginal gel (EVO100) for the prevention of urogenital transmission of both chlamydia and gonorrhea in women. (We refer to this trial as “EVOGUARD”).

Phexxi: Our Non-hormonal, On-Demand Birth Control

We commercially launched Phexxi in September 2020 with a sales force promoting Phexxi directly to obstetrician/gynecologists and their affiliated health professionals, who collectively write the majority of prescriptions for contraceptive products. Our sales force comprises 52 regional business representatives, 11 regional business managers, and a self-guided virtual healthcare provider learning platform.

Our comprehensive commercial strategy for Phexxi includes marketing and product awareness campaigns targeting women in the United States of reproductive potential, including the approximately 23 million women who are not using hormonal contraception and the approximately 18.8 million women who are using a prescription contraceptive, some of whom, particularly pill users, may be ready to move to an FDA-approved, non-invasive hormone-free contraceptive, as well as certain identified target healthcare provider segments; payer outreach; and execution of our consumer digital and media strategy. According to our post-commercial launch market research, HCPs indicated they would recommend Phexxi to approximately 60% of patients using natural contraceptive methods, approximately 58% of patients using over-the-counter contraceptive products and approximately 26% of patients using prescription contraception or methods requiring an HCP to perform a procedure.

In December 2020 two U.S. patents which cover Phexxi and its labeled indication were listed in the U.S. FDA publication Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book. The Orange Book listing of these two patents covering Phexxi’s composition of matter and its method of use in prevention of pregnancy is an important step in the ongoing development of our patent portfolio, which currently covers Phexxi into 2033. The newly listed method of use patent, number 10,568,855 (the ‘855 patent), covers contraception using the L-lactic acid Phexxi formulation. The ‘855 patent was issued by the U.S. Patent and Trademark Office (USPTO) on February 25, 2020 and is expected to expire in March 2033. The newly listed patent number 6,706,276 (the ‘276 patent) is a composition of matter patent covering Phexxi. Evofem has an exclusive license to this patent, which is held by Rush University. The ‘276 patent was issued by the USPTO on March 16, 2004 and is expected to expire in March 2026 based on the five-year patent term extension application that was timely filed by the patent owner. The patents we licensed from Rush University expired in March 2021 outside the U.S. and are currently set to expire in March 2022 inside the U.S. following the receipt of an OGIE that extended the expiration of the U.S. patent. Rush University submitted a patent term extension (PTE) application for the U.S. patent in 2020 requesting a five-year PTE to 2026, but we have not yet been granted the PTE. However, there is no assurance that we will be granted a full five-year PTE for the U.S. patent, and we or Rush University may be unable to obtain PTE or the term of any such extension may be shorter than what we request.

On February 14, 2021, we launched a direct-to-consumer advertising campaign, known as “Get Phexxi,” designed to increase awareness and educate women on the benefits of Phexxi. The campaign highlights some of the struggles women face when choosing among the many available methods of contraception, including the lack of control with condoms, constant daily use of the pill, and abstinence required for cycle tracking. The “Get Phexxi” ads aired and continue to air nationally across broadcast, connected, and streaming television networks.

Also in February 2021, we announced our collaboration with the National Community Oncology Dispensing Association, Inc., a premier educational platform for community and academic oncology practices nationwide. Together we intend to develop educational resources and information to raise awareness about the importance and availability of Phexxi as a new non-hormonal birth control method for female patients living with, fighting and recovering from cancer. Every year in the United States, more than 800,000 new cases of cancer are reported among women, and many cancer treatment protocols require female patients of reproductive age to use birth control while undergoing treatment. Until the introduction of Phexxi, non-hormonal prescription contraception options were starkly limited; previously, women were generally steered toward condoms or the copper IUD, a prescription medical device that is implanted in the uterus where it releases copper ions and can cause inflammation.

We continue to increase the number of lives covered and to gain preferred formulary position for Phexxi. As of May 2021, we had obtained coverage for approximately 55.1% of U.S. commercial lives, including approximately 9 million lives covered at no out-of-pocket cost and approximately 13.7 million lives covered under our December 2020 contract award from the U.S. Department of Veterans Affairs. On January 1, 2021, the U.S. Medicaid population gained access to Phexxi through our participation in the Medicaid National Drug Rebate Program. Medicaid provides health coverage to approximately 68 million members, including approximately 16.8 million women 19-49 years of age.

In June 2020, Medi-Span and First Databank, two major drug information databases that payers consult for pricing and product information, granted Phexxi a new classification in their databases and pricing compendia as the first and only “Vaginal pH Modulator.”

We are working with the FDA’s Office of Women’s Health to update its Birth Control Guide to also include a new category for vaginal pH modulators as we believe the current guide is outdated and medically inaccurate. Phexxi’s unique mechanism of action is neither a spermicide nor a barrier contraceptive method and does not fit into any of the existing 18 contraceptive categories. Payers (including pharmacy benefit managers) use the Birth Control Guide to determine which methods they need to cover under the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the ACA).

EVO100: Our STI Preventive Product Candidate

Our lead product candidate, EVO100, is an antimicrobial vaginal gel under evaluation for the prevention of chlamydia and gonorrhea in women - two of the most pervasive sexually transmitted infections (STIs) in the United States. Currently, there are no FDA‑approved prescription products for the prevention of either of these commonly reported STIs.

According to the Centers for Disease Control and Prevention (CDC), any sexually active person can be infected with chlamydia and/or gonorrhea. Despite the CDC recommendation for condom use to prevent STIs, U.S. rates of infection with chlamydia and gonorrhea climbed in 2019 for the sixth consecutive year. Based on these reports, an estimated 78 million women 18-65 years of age who are sexually active in the United States could be at risk to contract these STIs.

Based on the positive and statistically significant top-line results of our Phase 2B/3 AMPOWER trial, we initiated our Phase 3 EVOGUARD clinical trial in October 2020. This randomized, placebo-controlled pivotal trial is designed to enroll 1,730 women with a prior chlamydia or gonorrhea infection and who are at risk for future infection. Participants are enrolled for a 16-week interventional phase followed by a one-month follow-up period. All 90 planned study sites have been identified and 80 of the sites have been activated as of May 5, 2021. We expect to complete enrollment in the fourth quarter of 2021 and to report top-line EVOGUARD results in mid-2022. Assuming positive results from the trial, we expect to submit a New Drug Application for EVO100 by the end of 2022.

The FDA has granted Fast Track designation to EVO100 for the prevention of chlamydia in women and has designated it a Qualified Infectious Disease Product (QIDP) for the prevention of gonorrhea in women. QIDP designation provides several important potential advantages, including qualification for the FDA Fast Track program and longer market exclusivity, among others.

COVID-19 Pandemic

The current worldwide pandemic related to a novel strain of a virus named severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) (coronavirus), which causes coronavirus disease 2019 (COVID-19) has presented substantial public health and economic challenges and is affecting our employees, customers, communities and business operations, as well as the U.S. and global economies and financial markets.

Any disruptions in the commercialization of Phexxi and/or the completion of our clinical trials, data analysis or readouts and/or any disruption in our supply chain could have a material adverse effect on our business, results of operations and financial condition. The full extent to which the COVID-19 pandemic will directly or indirectly impact our business, results of operations and financial condition will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19, the success of ongoing COVID-19 vaccination efforts, the emergence, prevalence and strength of variant strains, and the actions taken to contain or treat the disease, as well as the economic impact on local, regional, national and international markets.

Corporate Information

We were originally incorporated in Delaware in February 2007 as “Lipothera, Inc.” In September 2008, we changed our name to “Lithera, Inc.” and in August 2014, we changed our name to “Neothetics, Inc.” On January 17, 2018, upon completion of the Merger, we changed our name to “Evofem Biosciences, Inc.” Our principal corporate offices are located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 and our telephone number is (858) 550-1900. Our website is located at www.evofem.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act, will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Common Stock offered by us	____shares of common stock

Pre-funded Warrants offered by us
Pre-funded warrants to purchase up to an aggregate of_..._ shares of common stock. We are also offering to each purchaser the opportunity to purchase, if the purchaser so chooses, Pre-funded Warrants, in lieu of shares of common stock. Each Pre-funded Warrant will be exercisable for one share of our common stock. The purchase price of each Pre funded Warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.01, and the exercise price of each Pre funded Warrant will be $0.01 per share. This offering also relates to the shares of common stock issuable upon exercise of any Pre funded Warrants sold in this offering. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain further adjustments as described herein. See “Description of Securities Offered” on page S-16 of this prospectus supplement.

Common Warrants offered by us
Common Warrants to purchase an aggregate of........shares of our common stock. Each share of our common stock and each Pre-funded Warrant to purchase one share of our common stock is being sold together with a Common Warrant to purchase one share of our common stock. Each Common Warrant has an exercise price of $.....per share, is immediately exercisable and will expire on the second anniversary of the original issuance date. The shares of common stock or the Pre-funded Warrants, and the accompanying Common Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This offering also relates to the offering of the shares of common stock issuable upon exercise of the Common Warrants. See “Description of Securities Offered” on page S-16 of this prospectus supplement.

Option to purchase additional shares	We have granted the underwriter a 30-day option to purchase up to additional shares of common stock and/or Common Warrants to purchase up to.......shares of our common stock.

Common Stock to be outstanding after this offering
Up to shares.......(or......shares if the underwriter exercises in full its option to purchase additional shares and/or Common Warrants), assuming all of the Pre-funded Warrants issued in this offering are exercised and no exercise of any Common Warrants issued in this offering.

Use of Proceeds
We estimate that our net proceeds from this offering will be approximately $.....million, or approximately $.....million if the underwriter exercises its option to purchase additional shares and/or Common Warrants to purchase additional shares of common stock in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, excluding the proceeds, if any, from the exercise of Common Warrants sold in this offering. We currently intend to use the net proceeds from this offering for (i) the continuation of full commercialization activities related to Phexxi, including additional direct-to-consumer advertising campaigns; (ii) the continuation of our ongoing EVOGUARD clinical trial, our Phase 3 clinical trial associated with EVO100 for the prevention of certain STIs and related development activities; and (iii) general corporate purposes and other capital expenditures. See the section entitled “Use of Proceeds”.

Risk Factors	Investing in our securities involves significant risks. See the section entitled “Risk Factors” and the documents incorporated by reference in this prospectus supplement before making a decision to invest in our securities.

Nasdaq Capital Market symbol
Our common stock is listed on Nasdaq under the symbol “EVFM.” There is no established trading market for the Pre-funded Warrants or the Common Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-funded Warrants or Common Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Pre-funded Warrants and the Common Warrants will be extremely limited.

The number of shares of our common stock to be outstanding immediately after this offering is based on 100,264,246 shares of common stock outstanding as of March 31, 2021, and excludes:
•    11,385,846 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2021, at a weighted-average exercise price of $5.47 per share;
•    25,000 shares of common stock issuable upon the exercise of stock options granted after March 31, 2021, with a weighted-average exercise price of $2.02 per share;
•    10,426,107 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2021, at a weighted-average exercise price of $4.54 per share;
•    18,286,086 shares of common stock issuable upon conversion of principal and accrued interest underlying issued and outstanding convertible promissory notes with a weighted-average conversion price of $2.91 per share, assuming a conversion date of March 31, 2021;
•    744,089 shares of common stock reserved for future awards under the Amended and Restated Evofem Biosciences, Inc. 2014 Equity Incentive Plan as of March 31, 2021;
•    552,819 shares of common stock reserved for future awards under the Amended 2018 Inducement Equity Incentive Plan as of March 31, 2021;
•    2,293,721 shares of common stock reserved for future awards under the 2019 Employee Stock Purchase Plan as of March 31, 2021; and
•...........shares of common stock issuable upon exercise of the Common Warrants issued in this offering.

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise by the underwriter of its option to purchase additional shares of our common stock and/or Common Warrants; and (ii) no exercise or conversion of the outstanding options, convertible notes or warrants described above and the no exercise of the Pre-funded Warrants or the Common Warrants offered and sold in this offering.

RISK FACTORS
Investing in our securities involves risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our most recent quarterly report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”
Risks Related to This Offering
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, as further described in the section of this prospectus supplement entitled “Use of Proceeds.” We will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering, and investors will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in interest-bearing instruments. These investments may not yield a favorable return, or any return, to us or our stockholders.
You may experience immediate and substantial dilution.
The effective public offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering, in which case you may incur an immediate and substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering or the shares of common stock underlying the Pre-funded Warrants and the Common Warrants you purchase in this offering. After giving effect to the sale by us of (i)................shares of our common stock and accompanying Common Warrants to purchase........shares of our common stock at the public offering price of $......per share of common stock and accompanying Common Warrant, and (ii) Pre-funded Warrants to purchase......shares of common stock and accompanying Common Warrants at an effective public offering price of $......per Pre-funded Warrant and accompanying Common Warrant, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming full exercise of the Pre-funded Warrants, you will experience immediate dilution of $.....per share, representing the difference between the effective public offering price per share and our as adjusted net tangible book value per share as of March 31, 2021 after giving effect to this offering. The exercise of warrants, including the Common Warrants issued in this offering, conversion of convertible notes, exercise of outstanding stock options and vesting of other stock awards may result in further dilution of your investment. See the section entitled “Dilution” appearing elsewhere in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.
Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.
The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the shares of our common stock that you purchase at a price equal to or above the price you paid.
In addition, the stock markets in general, and the markets for biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility that has at times been unrelated to the operating performance of the issuer. Moreover, the COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in the past year. Between January 1, 2020 and May 14, 2021, the closing sales price of our common stock reported on the Nasdaq Capital Market has ranged between $1.22 and $6.46 per share. These broad market fluctuations may adversely affect the trading price or liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.
We do not intend to pay dividends on our common stock, so any returns will be limited to the value of our common stock.
We currently anticipate that we will retain any future earnings to finance the continued development, operation and expansion of our business. As a result, we do not anticipate declaring or paying any cash dividends or other distributions in the foreseeable future. Further, we are currently restricted in our ability to pay dividends pursuant to the terms of that certain Securities Purchase and Security Agreement, dated April 23, 2020, with certain affiliates of Baker Bros. Advisors LP, as purchasers, and Baker Bros. Advisors LP, as designated agent (the “Baker Bros. Purchase Agreement”). If we do not pay dividends, our common stock may be less valuable because stockholders must rely on sales of their common stock after price appreciation, which may never occur, to realize any gains on their investment.
The sale of our common stock in this offering, including any shares issuable upon exercise of any Pre-funded Warrants or Common Warrants, and any future sales of our common stock, or the perception that such sales could occur, may depress our stock price and our ability to raise funds in new stock offerings.
We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. Sales of shares of our common stock in this offering, including any shares issuable upon exercise of any Pre-funded Warrants or Common Warrants issued in this offering and in the public market following this offering, or the perception that such sales could occur, may lower the market price of our common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.
There is no public market for the Pre-funded Warrants or Common Warrants being offered in this offering.
There is no established public trading market for the Pre-funded Warrants or Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants or Common Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-funded Warrants and the Common Warrants will be limited.
The Common Warrants being offered may not have value.
The Common Warrants being offered by us in this offering have an exercise price of $ per share, subject to certain adjustments, and expire two years from the date of issuance, after which date any unexercised Common Warrants will expire and have no further value. In the event that the market price of our common stock does not exceed the exercise price of the Common Warrants during the period when they are exercisable, the Common Warrants may not have any value.
Holders of Pre-funded Warrants and Common Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their Pre-funded Warrants or Common Warrants and acquire our common stock.
Until holders of Pre-funded Warrants or Common Warrants acquire shares of our common stock upon exercise of such warrants, holders of Pre-funded Warrants and Common Warrants will have no rights with respect to the shares of our common stock underlying such Pre-funded Warrants and Common Warrants. Upon exercise of the Pre-funded Warrants and Common Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS
We estimate that our net proceeds from this offering will be approximately $.................(or approximately $...........… if the underwriter exercises in full its option to purchase up to......additional shares and/or Common Warrants to purchase additional shares of common stock), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. These estimates exclude the proceeds, if any, from the exercise of Common Warrants and Pre-funded Warrants sold in this offering.
We currently intend to use the net proceeds from this offering for (i) the continuation of full commercialization activities related to Phexxi, including additional direct-to-consumer advertising campaigns; (ii) the continuation of our ongoing EVOGUARD clinical trial, our Phase 3 clinical trial associated with EVO100 for the prevention of certain STIs and related development activities; and (iii) general corporate purposes and other capital expenditures.
The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, our management will have broad discretion in applying the net proceeds from this offering.
Pending our use of the net proceeds we receive from this offering, we intend to invest such net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We currently anticipate that, following completion of this offering, we will retain all available funds and any future earnings for use in the operation of our business. As a result, we do not anticipate paying any dividends or other distributions on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our ability to pay dividends is presently restricted pursuant to the terms of the Baker Bros. Purchase Agreement.

DILUTION

Dilution in net tangible book value per share to new investors is the amount by which the effective public offering price per share paid by the purchasers of the shares, Pre-funded Warrants and/or Common Warrants sold in this offering exceeds the as adjusted net tangible book value per share of common stock after giving effect to the offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of March 31, 2021.
Our net tangible book value at March 31, 2021 was $(13.6) million, or $(0.14) per share. After giving effect to the sale of (i) shares of our common stock and accompanying Common Warrants to purchase............shares of common stock in this offering at a public offering price of $.....per share and accompanying Common Warrant and (ii) Pre-funded Warrants to purchase......shares of common stock and accompanying Common Warrants to purchase.........… shares of common stock in this offering at a public offering price of $......per Pre-funded Warrant and accompanying Common Warrant, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2021 would have been approximately $.....million, or $.....per share of common stock. This represents an immediate increase in the net tangible book value of $.....per share to our existing stockholders and an immediate dilution in net tangible book value of $.............per share to new investors. The following table illustrates this per share dilution:

Public offering price per share and accompanying Common Warrant		$
Net tangible book value per share as of March 31, 2021	$(0.14)
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share as of March 31, 2021, after giving effect to this offering		$

Dilution per share to new investors purchasing securities in this offering		$

If the underwriter exercises its option to purchase additional shares of our common stock and/or Common Warrants in full, the as adjusted net tangible book value after giving effect to this offering would increase to approximately $......per share, representing an increase to existing stockholders of approximately $......per share, and there would be an immediate dilution of approximately $......per share to new investors in this offering at the effective public offering price per share.
The discussion and table above assume no exercise of Common Warrants and full exercise of the Pre-funded Warrants sold in this offering.

In addition, the above discussion and table are based on 100,264,246 shares of common stock outstanding as of March 31, 2021, and excludes:

•11,385,846 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2021, at a weighted-average exercise price of $5.47 per share;
•    25,000 shares of common stock issuable upon the exercise of stock options granted after March 31, 2021, with a weighted-average exercise price of $2.02 per share;
•    10,426,107 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2021, at a weighted-average exercise price of $4.54 per share;
•    18,286,086 shares of common stock issuable upon conversion of principal and accrued interest underlying issued and outstanding convertible promissory notes with a weighted-average conversion price of $2.91 per share, assuming a conversion date of March 31, 2021;
•    744,089 shares of common stock reserved for future awards under the Amended and Restated Evofem Biosciences, Inc. 2014 Equity Incentive Plan as of March 31, 2021;
•    552,819 shares of common stock reserved for future awards under the Amended 2018 Inducement Equity Incentive Plan as of March 31, 2021;
•    2,293,721 shares of common stock reserved for future awards under the 2019 Employee Stock Purchase Plan as of March 31, 2021; and
•...........shares of common stock issuable upon exercise of the Common Warrants issued in this offering.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or conversion of the outstanding options, convertible notes or warrants described above. To the extent that any of these outstanding options, warrants, or convertible promissory notes are exercised or converted at prices per share below the effective public offering price per share in this offering or we issue additional shares under our equity incentive plans at prices below the effective public offering price per share in this offering, there will be further dilution to new investors.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES OFFERED
We are offering......shares of our common stock, Pre-funded Warrants or Common Warrants. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-funded Warrants and Common Warrants offered hereby.
Common Stock
The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described in the section entitled “Description of Capital Stock” beginning on page 12 of the accompanying prospectus and the Description of Securities included as Exhibit 4.17 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 4, 2021.
Pre-Funded Warrants
The following summary of certain terms and provisions of Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-funded Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8 K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrants.
Pre-funded warrants will be issued in certificated form only.
Duration and Exercise Price
Each Pre-funded Warrant offered hereby will have an initial exercise price per share equal to $0.01. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.
Exercisability
The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s Pre-funded Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants.. No fractional shares of common stock will be issued in connection with the exercise of a Pre-funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.
Cashless Exercise
In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-funded Warrants.
Fundamental Transactions
In the event of any fundamental transaction, as described in the Pre-funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Pre-funded Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Pre-funded Warrant is exercisable immediately prior to such event.

Transferability
Subject to applicable laws, a Pre-funded Warrant may be transferred at the option of the holder upon surrender of the Pre-funded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Exchange Listing
There is no established trading market for the Pre-funded Warrants. We do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.
Right as a Stockholder
Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Pre-funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Pre-funded Warrant holders exercise their Pre-funded Warrants.
Common Warrants
The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8 K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.
Common Warrants will be issued in certificated form only.
Duration and Exercise Price
Each Common Warrant offered hereby has an initial exercise price per share equal to $ . The Common Warrants are immediately exercisable and will expire on the second anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.
Exercisability
The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Common Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.
Cashless Exercise
If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of common stock underlying the Common Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrants.
Fundamental Transaction
In the event of any fundamental transaction, as described in the Common Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Common Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Common Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash in the amount of the Black-Scholes Value (as defined in each Common Warrant) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.
Transferability
Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Exchange Listing
There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system.
Right as a Stockholder
Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Common Warrants.

UNDERWRITING

We have entered into an underwriting agreement with H.C. Wainwright & Co., LLC, as underwriter, with respect to the shares of common stock, Pre-funded Warrants and accompanying Common Warrants being offered in this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, at the respective public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus,.......shares of our common stock, Pre funded Warrants to purchase.............shares of common stock and accompanying Common Warrants to purchase............shares of common stock.

Underwriter	Number of Shares of Common Stock	Number of Pre-Funded Warrants	Number of Common Warrants
H.C. Wainwright & Co., LLC

Pursuant to the underwriting agreement, the underwriter has agreed to purchase all of the shares, Pre-funded Warrants and accompanying Common Warrants sold under the underwriting agreement if any of these shares, Pre-funded Warrants and accompanying Common Warrants are purchased, other than those shares covered by the underwriter’s option to purchase additional shares of common stock and/or Common Warrants described below. The underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

Discounts, Commissions and Expenses

The underwriter proposes to offer the shares of common stock, the Pre-funded Warrants and the accompanying Common Warrants to the public at the public offering prices set forth on the cover of this prospectus supplement. The underwriter may offer the shares of common stock, the Pre-funded Warrants and the accompanying Common Warrants to securities dealers at the public offering price less a concession not in excess of $......per share and accompanying Common Warrant. If all of the shares of common stock, the Pre-funded Warrants and the accompanying Common Warrants are not sold at the public offering prices, the underwriter may change the offering price and other selling terms.

The underwriter is offering the shares of common stock, the Pre-funded Warrants and the accompanying Common Warrants subject to its acceptance of the shares of common stock, Pre-funded Warrants and accompanying Common Warrants from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the securities offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions specified in the underwriting agreement.

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to......additional shares of common stock (up to 15% of the shares of common stock and shares underlying Pre-funded Warrants offered in this offering) and/or Common Warrants to purchase up to shares of our common stock at the public offering price per share of common stock or Common Warrant, respectively, listed on the cover page of this prospectus supplement, less underwriting discounts and commissions.

The following table shows the public offering price per share of common stock and accompanying Common Warrant and price per Pre-funded Warrant and accompanying Common Warrant and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase up to________additional shares of common stock and/or Common Warrants to purchase up to......shares of our common stock.

	Per Share and Accompanying Common Warrant	Per Pre-funded Warrant and Accompanying Common Warrant	Total Without Option	Total With Option
Public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions are approximately $....... We have also agreed to pay the underwriter (i) $50,000 non-accountable expense allowance, (ii) reimbursement of up to $100,000 for fees and expenses of legal counsel and other out-of-pocket expenses of the underwriter, (iii) $15,950 for the clearing expenses of the underwriter in connection with this offering and (iv) a commission of 6% of the gross exercise price paid upon exercise of each Common Warrant.

Our common stock is listed on the Nasdaq Capital Market under the symbol “EVFM.” There is no established trading market for the Pre-funded Warrants or the Common Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Pre-funded Warrants and the Common Warrants will be extremely limited.

In the event that any investors that were contacted or introduced to us to this offering by the representative provide any capital to us in a public or private offering or capital-raising transaction within six months following the expiration or termination of the engagement agreement between us and the underwriter, we shall pay the representative the cash compensation provided above on the gross proceeds from such investors.

We have also granted the underwriter a right of first refusal, subject to certain limitations, for a period of 12 months following the closing of this offering to act as sole book-running manager, sole underwriter, sole placement agent or agent, as applicable, for each future financing or refinancing of any indebtedness or public or private offering or any other capital raising financing of equity or equity-linked securities by us.

Lock-Up Agreements

We and all of our directors and officers have agreed that, without the prior written consent of the underwriter we and they will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”):

•sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a put equivalent position or liquidate or decrease any call equivalent position, pledge, hypothecate or grant any security interest in, sell any option or contract to purchase, purchase any option or contract to sell, or in any other way transfer or dispose of, any shares of common stock or any securities convertible into or exchangeable or exercisable for shares of common stock;
•subject to certain limited exceptions, file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock; or
•enter into any swap, hedge or any other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of common stock, or any securities convertible into or exercisable or exchangeable for common stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, whether any such transaction described above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph to do not apply to transfers:
•as a bona fide gift or gifts;
•to any trust for the direct or indirect benefit of the person or the immediate family of the person;
•pursuant to a qualified domestic order or in connection with a divorce settlement;
•to any investment fund, family partnership, family limited liability company or other entity controlled or managed by the person;

•if the restricted period applies to a corporation, partnership, limited liability company, trust or other business entity (i) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate of such business entity or (ii) as distributions of shares of common stock or any security convertible into or exercisable for common stock to limited partners, limited liability company members or stockholders of the business entity or holders of similar equity interests in such business entity; or
•by will or intestate succession to the legal representative, heir, beneficiary or immediate family of the person upon the death of such person.

The underwriter may in its sole discretion, may release the shares of common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of the shares of common stock, Pre-funded Warrants and the accompanying Common Warrants, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriter may sell more shares of common stock than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares of common stock available for purchase by the underwriter under the option. The underwriter can close out a covered short sale by exercising the option or purchasing shares of common stock in the open market. In determining the source of shares of common stock to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares of common stock compared to the price available under the option to purchase additional shares described above. The underwriter may also sell shares of common stock in excess of the option, creating a naked short position. The underwriter must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.

Indemnification

We and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Other Relationships

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they may receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Transfer Agent

The transfer agent and registrar for our common stock is Philadelphia Stock Transfer.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant State at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”).

provided that no such offer of the securities shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering. Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the securities described herein. The securities may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, nor us nor the securities have been or will be filed with or approved by any Swiss regulatory authority. The securities are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority, and investors in the securities will not benefit from protection or supervision by such authority.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the ordinary securities is directed only at (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (“the Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS
The validity of the securities being offered by this prospectus supplement will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California. Haynes and Boone LLP, New York, New York is acting as counsel to the underwriter in connection with this offering.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Evofem. The SEC's Internet site can be found at www.sec.gov.
These documents are also available, free of charge, through the Investors section of our website. We maintain a website at www.evofem.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus supplement:

•our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 6, 2021;
•our Current Reports on Form 8-K filed with the SEC on March 25, 2021 and May 12, 2021 (except for the information furnished under Items 2.02 or 7.01); and
•The description of our common stock contained in our Registration Statement on Form 8-A filed on November 18, 2014, and any amendment or report filed for the purpose of updating such description, and the description of the Series A Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A filed on March 25, 2020, including any amendment or report filed for the purpose of updating such description; and

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of this prospectus supplement, or (ii) after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Evofem Biosciences, Inc., 12400 High Bluff Drive, Suite 600, San Diego, California 92130, (858) 550-1900.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PROSPECTUS

EVOFEM BIOSCIENCES, INC.
$150,000,000
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
RIGHTS
UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on The Nasdaq Capital Market under the symbol “EVFM.” On March 3, 2021, the last reported sale price of our common stock was $3.60 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement will also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
Unless the context otherwise requires, “Evofem,” “EVFM,” “the Company,” “we,” “us,” “our” and similar terms refer to Evofem Biosciences, Inc. and its subsidiaries.

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and the applicable prospectus supplement, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Unless the context indicates otherwise, as used in this prospectus, (i) the terms “Evofem Biosciences,” “Evofem,” “the Company,” “we,” “us” and “our” refer to Evofem Biosciences, Inc., a Delaware corporation, and its subsidiaries, and (ii) the term "Private Evofem" refers to Evofem Biosciences Operations, Inc. and its subsidiaries prior to the closing of the Merger as described in the section entitled “The Merger” appearing elsewhere in this prospectus.
Overview
We are a San Diego-based commercial-stage biopharmaceutical company committed to developing and commercializing innovative products to address unmet needs in women’s sexual and reproductive health.
Our first commercial product, Phexxi® (lactic acid, citric acid, and potassium bitartrate) vaginal gel (“Phexxi”), was approved by the U.S. Food and Drug Administration (“FDA”) on May 22, 2020 and commercially launched in the United States in September 2020. Phexxi is the first and only FDA approved hormone-free, woman-controlled, on-demand prescription contraceptive gel for women. In addition, we are advancing our lead product candidate EVO100 vaginal gel (“EVO100”) through a pivotal Phase 3 clinical trial for the prevention of urogenital transmission of both Chlamydia trachomatis infection (“chlamydia”) and Neisseria gonorrhoeae infection (“gonorrhea”) in women (we refer to this trial as “EVOGUARD”).
Phexxi as a Contraceptive and Commercial Strategies
Our comprehensive commercial strategy for Phexxi vaginal gel includes marketing and public relations awareness campaigns targeting the approximately 21 million females in the United States of reproductive potential who are not using hormonal contraception, as well as certain identified target health care provider segments; payer outreach; and execution of our consumer digital and media strategy. With the Phexxi Concierge Experience, our comprehensive telehealth support system women can, through our independent third-party telehealth service providers, secure a prescription, determine their insurance coverage and/or out-of-pocket costs, receive counseling support and refill reminders, and fill their prescription through their local neighborhood pharmacy or an online pharmacy.
We commercially launched Phexxi in September 2020 with a hybrid sales force promoting Phexxi directly to obstetricians, obstetrician/gynecologists and allied health care providers (“HCPs”), who collectively write the majority of prescriptions for contraceptive products. Our sales force comprises 59 regional business representatives, 11 regional business managers, a strategically focused tele-sales team through our partnership with Archer, a tele-sales communication platform, and a self-guided virtual health care provider learning platform.
The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”) mandates that women must receive their contraception for no out-of-pocket cost, with at least one product covered in each of the 18 categories that are defined by the ACA. These categories are listed on the FDA’s “methods of contraception” chart. This chart provides guidance to HCPs and patients as to which options exist, and to payers (including pharmacy benefit managers) as to which methods they need to cover. In June 2020, Medi-Span and First Databank, two major drug information databases that payers consult for pricing and product information, granted Phexxi a new classification in their databases and pricing compendia as the first and only “Vaginal pH Modulator.” We believe that a new category of contraception should be established for vaginal pH modulators such as Phexxi to reflect this unique mechanism of action, and are working with the Office of Women’s Health under the Health Resources and Services Administration to have the birth control chart updated accordingly.
Phexxi’s listing with Medi-Span and First Databank, coupled with our timely response to payer clinical requests and our clinical presentation, enabled us to achieve coverage for 55% of commercial lives at launch in September 2020. As of February 2021, we have coverage for approximately 55.1% of U.S. commercial lives, including approximately 8 million lives covered at no out-of-pocket cost and approximately 13.7 million lives covered under our December 2020 contract award from the U.S. Department of Veterans Affairs. We continue to work to increase the number of lives covered.

Additionally, on January 1, 2021, the U.S. Medicaid population gained access to Phexxi through Evofem’s participation in the Centers for Disease Control and Prevention’s (“CDC”) Medicaid National Drug Rebate Program. Medicaid provides health coverage to approximately 68 million members.
EVO100: Our STI Preventive Product Candidate
Our lead product candidate, EVO100, is an antimicrobial vaginal gel under evaluation for the prevention of chlamydia and gonorrhea in women - two of the most pervasive STIs in the United States. Currently, there are no FDA‑approved prescription products for the prevention of either of these commonly reported sexually transmitted infections (“STIs”).
In December 2019, we reported positive top-line results from our clinical trial AMPREVENCE. The trial enrolled 860 women at 50 sites in the United States for a four-month intervention period followed by a one-month follow-up period. AMPREVENCE met both its primary and secondary endpoints of reducing the risk of chlamydia and gonorrhea infection, respectively.
In this landmark trial, the infection rate of chlamydia among women who used EVO100 for the four-month study period was 4.9% (n=14/288) compared to 9.8% among those who used placebo for four months (n=28/287) (p=0.024), a relative risk reduction of 50% in the primary endpoint. Among the reported cases of gonorrhea infection, the infection rate was 0.7% in the EVO100 arm (n=2/280), compared to 3.2% in the placebo arm (n=9/277) (p=0.03), a relative risk reduction of 78% in the secondary endpoint. The study further demonstrated that EVO100 was generally safe and well tolerated. The number of adverse events was similar across both arms (7.2% for EVO100 and 7.5% for placebo) and no serious treatment-related adverse events were reported.
In October 2020, we initiated the Phase 3 EVOGUARD clinical trial. This randomized, placebo-controlled pivotal trial is designed to enroll 1,730 women with a prior chlamydia or gonorrhea infection and who are at risk for future infection. Participants are enrolled for a 16-week interventional phase followed by a one-month follow-up period. We expect to complete enrollment in the fourth quarter of 2021, and to report top-line EVOGUARD results in mid-2022.
According to the CDC, any sexually active person can be infected with chlamydia and/or gonorrhea, and many are asymptomatic. Despite the CDC recommendation for condom use to prevent STIs, U.S. rates of infection with chlamydia and gonorrhea climbed in 2018 for the fifth consecutive year. Based on these reports, an estimated 78 million women 18-65 years of age who are sexually active in the United States could be at a risk for one of these STIs. In December 2020, the CDC updated its Treatment Guidelines for gonorrhea infections due to data demonstrating increasing resistance to the antibiotic azithromycin. The need for expanded preventive measures is clear.
The FDA has granted Fast Track designation to EVO100 for the prevention of chlamydia in women and has designated it a Qualified Infectious Disease Product (“QIDP”) for the prevention of gonorrhea in women. QIDP designation provides several important potential advantages, including qualification for the FDA Fast Track program and longer market exclusivity, among others.
COVID-19 Pandemic
The current COVID-19 worldwide pandemic has presented substantial public health and economic challenges and is affecting our employees, customers, communities and business operations, as well as the U.S. and global economies and financial markets. International and U.S. governmental authorities in impacted regions are taking actions in an effort to slow the spread of COVID-19, including issuing varying forms of “stay-at-home” orders, and restricting business functions outside of one’s home. In response, we have implemented a work-from-home policy for our employees. To date, our third-party manufacturer and suppliers have not experienced any interruptions or disruptions in their ability to manufacture Phexxi or to supply our manufacturer with raw materials, respectively. Nevertheless, the persistence of the ongoing pandemic related to a novel strain of a virus named severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) (coronavirus), which causes coronavirus disease 2019 (“COVID-19”) may interrupt or disrupt such manufacture and/or supply. Further, if our sales force is unable to visit HCPs and/or if our patients are unable to visit HCPs, this may also materially adversely affect our ability to sell Phexxi commercially. In addition, as a result of the COVID-19 pandemic, our ability to interact with government officials in an effort to obtain a 19th category of contraception has been slowed, which may, in turn, slow our efforts to obtain expanded payer coverage for Phexxi. Similarly, the timing of the completion of EVOGUARD may be affected by COVID-19 and COVID-19 may directly or indirectly impact the timeline for data readouts, initiation of, as well as monitoring, data collection and analysis and other related activities for EVOGUARD and our other potential clinical trials. Therefore, our assumptions around completion timing may prove to be incorrect, in particular if COVID-19 continues to spread. In light of recent developments relating to the COVID-19 pandemic, and consistent with the FDA’s updated industry guidance for conducting clinical trials, clinical trials may be deprioritized in favor of treating patients who have contracted the virus or to prevent the spread of the virus. This may lead to clinical trial protocol deviations or to discontinuation of treatment for patients who are then enrolled in our trials. Any disruptions in the commercialization of Phexxi and/or the initiation or completion of our clinical trials, data analysis or readouts and/or any disruption in our supply chain could have a material adverse effect on our business, results of operations and financial condition. The full extent to which the COVID-19 pandemic will directly or indirectly impact our business, results of operations and financial condition will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19, the success of ongoing COVID-19 vaccination efforts and the actions taken to contain or treat the disease, as well as the economic impact on local, regional, national and international markets.
Merger
On January 17, 2018, Neothetics, Inc. (“Neothetics”), now known as Evofem Biosciences, Inc., completed its reverse merger (the “Merger”) with privately-held Evofem Biosciences Operations, Inc. (“Private Evofem”) in accordance with the terms of an agreement and plan of merger and reorganization, dated October 17, 2017.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 4, 2021, as described in the section entitled “Incorporation of Documents by Reference” beginning on page 27 of this prospectus.
Our Corporate Information
We were originally incorporated in Delaware in February 2007 as “Lipothera, Inc.” In September 2008, we changed our name to “Lithera, Inc.” and in August 2014, we changed our name to “Neothetics, Inc.” On January 17, 2018, upon completion of the Merger, we changed our name to “Evofem Biosciences, Inc.” Our principal corporate offices are located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 and our telephone number is (858) 550-1900. Our website is located at www.evofem.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Offerings Under This Prospectus
Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $150,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•designation or classification;
•aggregate principal amount or aggregate offering price;
•maturity, if applicable;
•rates and times of payment of interest or dividends, if any;
•redemption, conversion or sinking fund terms, if any;
•voting or other rights, if any; and
•conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:
•the names of those agents or underwriters;
•applicable fees, discounts and commissions to be paid to them;
•details regarding over-allotment options, if any; and
•the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Evofem. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible, “potential,” “predict,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss these risks and some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:
•our ability to achieve and sustain profitability;
•our estimates regarding our future performance, including without limitation, any estimates of potential future revenues;
•the rate and degree of market acceptance of Phexxi® (lactic acid, citric acid, and potassium bitartrate);
•our ability to successfully commercialize Phexxi and continue to develop our sales and marketing capabilities;
•our strategic plans for our business;
•our estimates regarding expenses and capital requirements;
•our ability to raise additional capital to fund our operations;
•our ability to continue as a going concern;
•the ongoing pandemic related to a novel strain of a virus named severe acute respiratory syndrome coronavirus 2, which causes COVID-19, including, without limitation, its impact on our business and commercialization of Phexxi;
•the potential for changes to current regulatory mandates requiring health insurance plans to cover FDA-cleared or approved contraceptive products without cost sharing;
•our ability to obtain or maintain third-party payer coverage and adequate reimbursement, and our reliance on the willingness of patients to pay out-of-pocket for Phexxi absent full or partial third-party payer reimbursement;
•our ability to obtain the necessary regulatory approvals to market and commercialize EVO100 vaginal gel for prevention of urogenital transmission of chlamydia and gonorrhea in women, or any other product candidate we may seek to develop;
•the success, cost and timing of our clinical trials;
•our top-line or initial clinical trial data, which are subject to adjustment and revision;
•our ability to protect and defend our intellectual property position and our reliance on third party licensors;
•our ability to obtain additional patent protection for our product and product candidates;
•our dependence on third parties in the conduct of our clinical trials and for the manufacture of Phexxi and our product candidates;
•our ability to expand our organization to accommodate potential growth; and
•our ability to retain and attract key personnel.
To date, only one of our products, Phexxi vaginal gel, has been approved by the FDA for marketing in the United States. Our other current product candidates are investigational and have not been submitted to or approved by the FDA, and neither Phexxi nor our other product candidates have been approved by the European Medicines Agency or any other regulatory authority anywhere else in the world.
Given the risks, uncertainties and other important factors relating to our business, you should not place undue reliance on these forward-looking statements. You should carefully read this prospectus, the accompanying base prospectus and any prospectus supplement, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.
These forward-looking statements represent our estimates and assumptions only as of the date made. Any such forward looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward looking statements. We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. You should carefully consider other information set forth in reports or other documents that we file with the SEC. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus to fund activities relating to the development and commercialization of our product candidates, sales of our approved product, and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION
The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:
•in the over-the-counter market;
•in privately negotiated transactions;
•through broker-dealers, who may act as agents or principals;
•through one or more underwriters on a firm commitment or best-efforts basis;
•in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•directly to one or more purchasers;
•through agents;
•in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or
•in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;
•ordinary brokerage transactions; or
•transactions in which the broker-dealer solicits purchasers on a best efforts basis.

We may change the price of the securities offered from time to time.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.
We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name any agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters or their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.
If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers or their affiliates may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.
We may offer the common stock covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

DESCRIPTION OF CAPITAL STOCK
The following description of our common stock and preferred stock summarizes the material terms and provisions of our common stock and the preferred stock. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and our amended and restated bylaws, each as amended to date, that are incorporated by reference into the registration statement of which this prospectus is a part. The terms of our capital stock may also be affected by the Delaware General Corporation Law (the “DGCL”). The summary below is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, as in effect at the time of any offering of securities under this prospectus.
General
Our amended and restated certificate of incorporation authorizes us to issue up to 300,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.
Common Stock
Voting
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Because of this absence of cumulative voting, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors (our “Board of Directors”) out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences
Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.
Fully-paid
All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.
Stock Exchange Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “EVFM.”
Preferred Stock
Our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and:
•to establish from time to time the number of shares to be included in each such series;
•to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon; and
•to increase or decrease the number of authorized shares of any such series (but not below the number of shares of such series then outstanding).

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, delay, defer or prevent a change of control of the Company and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.
If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the restated certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:
•the title and stated value;
•the number of shares offered, the liquidation preference, if any, per share and the purchase price;
•the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•the procedures for any auction and remarketing, if any;
•the provisions for a sinking fund, if any;
•the provisions for redemption, if applicable;
•any listing of the preferred stock on any securities exchange or market;
•whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;
•whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;
•voting rights, if any, of the preferred stock;
•a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and
•any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Rights Agreement
On March 24, 2020, we entered into a rights agreement with Philadelphia Stock Transfer, Inc., as rights agent (the “Rights Agreement”). In connection with the adoption of the Rights Agreement and pursuant to its terms, our Board of Directors authorized and declared a dividend of one right (each, a “Right” and collectively, the “Rights”) for each then outstanding share of our common stock to stockholders of record at the close of business on April 8, 2020 (the “Record Date”), and authorized the issuance of one Right for each share of our common stock issued (except as otherwise provided in the Rights Agreement) between the Record Date and the Distribution Date (as defined below). The Rights under the Rights Agreement will expire on March 24, 2021, subject to a possible earlier expiration to the extent provided in the Rights Agreement, unless extended.
Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from us, when exercisable and subject to adjustment, one unit consisting of one one-thousandth of a share (a “Unit”) of Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), at a purchase price of $17.50 per Unit, subject to adjustment. The Rights may have certain anti-takeover effects, as they may cause substantial dilution to any person or group that attempts to acquire the Company or a significant ownership position in the Company without the approval of our Board of Directors. As a result, the overall effect of the Rights may be to make it more difficult to complete a merger, tender offer or other business combination or acquisition of the Company or its common stock that is not supported by our Board of Directors.
In connection with the adoption of the Rights Agreement, our Board of Directors approved a Certificate of Designation of the Series A Preferred Stock designating 1 million shares of our preferred as “Series A Preferred Stock” and setting forth the rights, preferences and limitations of the Series A Preferred Stock. We filed this Certificate of Designation with the Secretary of State of the State of Delaware on March 24, 2020. As of March 4, 2021, no shares of Series A Preferred Stock were issued and outstanding.

The material terms of the Rights and Rights Agreement are as follows:
Certificates; Distribution Date
Initially, the Rights will attach to all certificates representing outstanding shares of common stock, and no separate certificates evidencing the Rights (“Rights Certificates”) will be distributed. Subject to the provisions of the Rights Agreement, including certain exceptions specified therein, the Rights will separate from the common stock and a distribution date for the Rights (the “Distribution Date”) will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired or otherwise obtained beneficial ownership of 32% or more of the then‑outstanding shares of common stock (the date of such public announcement, the (“Stock Acquisition Date”)), and (ii) 10 business days (or such later date as may be determined by our Board of Directors) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.
Until the Distribution Date, (i) the Rights will be evidenced by common stock certificates (or, in the case of shares reflected on the direct registration system, by the notations in the book-entry accounts) and will be transferred with and only with such common stock certificates, (ii) new Company common stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates representing outstanding shares of common stock will also constitute the transfer of the Rights associated with the common stock represented by such certificates.
The Rights are not exercisable until the Distribution Date and, unless earlier redeemed or exchanged by the Company as described below, will expire on the close of business on March 24, 2021, the first anniversary of the adoption of the Rights Agreement. Under certain circumstances, as provided in the Rights Agreement, the exercisability of the Rights may be suspended. In no event, however, will the Rights be exercisable prior to the expiration of the period in which the Rights may be redeemed pursuant to the terms of the Rights Agreement.
As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the common stock as of the close of business on the Distribution Date (and to each initial holder of certain shares of common stock issued after the Distribution Date) and, thereafter, the separate Rights Certificates alone will represent the Rights.
Flip-In
If a person becomes an Acquiring Person, then each holder of a Right will thereafter have the right to receive, upon exercise, Units of Series A Preferred Stock or, at the option of the Company, shares of common stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. The exercise price is the purchase price multiplied by the number of Units of Series A Preferred Stock issuable upon exercise of a Right prior to the date a person becomes an Acquiring Person. Notwithstanding any of the foregoing, following the date a person becomes an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof (or certain transferees of any thereof) will be null and void.
Flip-Over
If, at any time following the date that any person becomes an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation, (ii) any person merges with the Company and all or part of the common stock is converted or exchanged for securities, cash or property of the Company or any other person or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.
Redemption
At any time until 10 business days following the Stock Acquisition Date, our Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (subject to adjustment in certain events). Such price shall be payable, at the election of our Board of Directors, in cash, shares of common stock or other consideration considered appropriate by our Board of Directors. Immediately upon the action of our Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.
Exchange
The Company may, at any time after a person becomes an Acquiring Person and until any person acquires 50% or more of the outstanding common stock or the occurrence of a Flip-Over event as described above, exchange all or part of the then-outstanding and exercisable Rights (other than Rights that shall have become null and void) for Units of Series A Preferred Stock or shares of common stock pursuant to a one-for-one exchange ratio, subject to adjustment.
No Stockholder Rights; Taxation
Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Series A Preferred Stock (or other consideration) or for common stock of an acquiring company or in the event of the redemption of Rights as described above.
Amendment
Any of the provisions of the Rights Agreement may be amended without the approval of the holders of the Rights or the common stock at any time prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period under the Rights Agreement, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided, that no amendment shall be made to lengthen (i) the time period governing redemption at such time as the Rights are not redeemable or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or any associate or affiliate thereof).
Registration Rights Agreements
On January 17, 2018, in connection with the Merger, we entered into a registration rights agreement with certain of our stockholders, including funds managed by Invesco Ltd., discretionary investment funds managed by Woodford Investment Management as discretionary investment manager, and funds managed by Domain Partners VII, L.P. Pursuant to the registration rights agreement, we were required to file a registration statement with respect to shares of our capital stock, (the “Registrable Securities”), held by the stockholders who are party to this agreement. Subject to limited exceptions, we are required to maintain the effectiveness of this registration statement until the Registrable Securities covered by this registration have been disposed of or are no longer Registrable Securities. In addition, the rights holders have the right to demand we effect the registration of any or all the Registrable Securities and/or effectuate the distribution of any or all their Registrable Securities subject to certain exceptions and limitations. The rights holders also have customary piggyback registration rights, subject to the limitations set forth in the registration rights agreement. In connection with these obligations, we filed a registration statement on Form S-3 (No. 333-223731) on March 16, 2018 and amended on March 27, 2018, which was declared effective on April 3, 2018.
On April 10, 2019, in connection with a securities purchase agreement and private placement (the “2019 Private Placement”), we entered into a registration rights agreement with PDL BioPharma, Inc., a Delaware corporation, funds discretionally managed by Invesco Asset Management Ltd. and funds managed by Woodford Investment Management Limited. Pursuant to the registration rights agreement, we were required to (i) file a registration statement with the SEC within 30 days following the first closing of the 2019 Private Placement (the “First Closing”) registering for resale the shares of our common stock issued in the First Closing and the shares of our common stock issuable upon exercise of the warrants issued in the First Closing (the “First Closing Registration Statement”), (ii) use our commercially reasonable efforts to have the First Closing Registration Statement declared effective, (iii) file a registration statement with the SEC within 30 days following the second closing of the 2019 Private Placement (the “Second Closing”) registering for resale the shares of our common stock issued in the Second Closing and the shares of our common stock issuable upon exercise of the warrants issued in the Second Closing (the “Second Closing Registration Statement”), (iv) use our commercially reasonable efforts to have the Second Closing Registration Statement declared effective and (v) maintain the effectiveness of the First Closing Registration Statement and Second Closing Registration Statement until all registrable securities have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act.
The registration rights agreement contains customary terms and conditions for transactions of this type, and includes liquidated damages penalties in the event that we fail to satisfy or maintain the specified filing and effectiveness time periods in the registration rights agreement.
In connection with these obligations, we filed a registration statement on Form S-3 (No. 333-231126) on April 30, 2019 which was declared effective on May 7, 2019, and filed a registration statement on Form S-3 (No. 333-232303) on June 24, 2019 which was declared effective on July 2, 2019.

On April 23, 2020, we entered into a securities purchase and security agreement with certain institutional investors and their designated agent pursuant to which issued and sold to these purchasers convertible senior secured promissory notes in an aggregate principal amount of up to $25.0 million and warrants to purchase shares of our common stock. These purchasers may require us to enter into a registration rights agreement pursuant to which we would grant these purchasers certain demand resale registration rights with respect to the common stock issuable upon conversion of their notes and warrants. The rights under the registration rights agreement will terminate upon the earlier of the tenth anniversary of the date of the agreement or automatically once all applicable registrable securities (i) have been sold pursuant to an effective registration statement, (ii) have been sold by these purchasers pursuant to Rule 144 under the Securities Act or (iii) may be resold by these purchasers without limitations as to volume or manner or sale pursuant to Rule 144.
On October 14, 2020, in connection with a securities purchase agreement and private placement of convertible promissory notes, we entered into a registration rights agreement with Adjuvant Global Health Technology Fund, L.P., and Adjuvant Global Health Technology Fund DE, L.P. Pursuant to the registration rights agreement, we are required to file a registration statement with the SEC within 30 days following the conversion of notes purchased in the private placement with an outstanding balance of at least $5 million registering for resale the shares of our common stock issued upon conversion of these notes. Subject to limited exceptions, we are required to use our commercially reasonable efforts to have this registration statement declared effective, and to maintain the effectiveness of this registration statement until all applicable registrable securities have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act.
Possible Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of the company to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Classified Board
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that our Board of Directors is divided into three classes. The directors designated as Class I directors have terms that will expire at the annual meeting of stockholders in 2021. The directors designated as Class II directors will have terms expiring at the annual meeting of stockholders in 2022, and the directors designated as Class III directors will have terms expiring at the annual meeting of stockholders in 2023. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of our Board of Directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.
Removal of Directors
Our amended and restated bylaws provide that our stockholders may only remove our directors with cause, as defined in the amended and restated bylaws.
Amendment
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the affirmative vote of the holders of at least 80% of our voting stock then outstanding is required to amend certain provisions relating to the number, term, election and removal of our directors, stockholder notice procedures, the calling of special meetings of stockholders and the indemnification of directors.
Size of Board and Vacancies
Our amended and restated bylaws provide that the number of directors on our Board of Directors is fixed exclusively by our Board of Directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled by a majority of the members of our Board of Directors then in office, provided that a majority of the entire Board of Directors, or a quorum, is present and any vacancies in our Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of our remaining directors in office, even if less than a quorum is present.
Special Stockholder Meetings
Our amended and restated certificate of incorporation provides that only the Chairman of our Board of Directors, our Chief Executive Officer or our Board of Directors pursuant to a resolution adopted by a majority of the total number of directors it would have if there were no vacancies may call special meetings of our stockholders.
Stockholder Action by Unanimous Written Consent
Our amended and restated certificate of incorporation expressly eliminates the right of our stockholders to act by written consent other than by unanimous written consent.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws provide advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.
No Cumulative Voting
The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.
Undesignated Preferred Stock
The authority that is possessed by our Board of Directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of the company through a merger, tender offer, proxy contest, or otherwise by making it more difficult or more costly to obtain control of the company. Our Board of Directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.
Rights Agreement
As mentioned above, we have a Rights Agreement in place that may have the effect of discouraging unsolicited takeover proposals. The Rights Agreement is not intended to prevent a takeover, and we believe it will enable all our stockholders to realize the full potential value of their investment in the Company and protect the Company and its stockholders from efforts to obtain control of the Company that are inconsistent with the best interests of the Company and its stockholders. That said, the Rights Agreement could cause significant dilution to a person or group that attempts to acquire the Company on terms not approved in advance by our Board of Directors.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
The above provisions may deter a hostile takeover or delay a change in control or management of the Company.
Transfer Agent and Registrar
The transfer agent and registrar for our capital stock is Philadelphia Stock Transfer, Inc. The transfer agent and the registrar’s address is 2320 Haverford Road, Suite 230, Ardmore, Pennsylvania 19003.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.
We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture (the “Trust Indenture Act”). We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.
We will describe in each prospectus supplement the following terms relating to a series of debt securities:
•the title or designation;
•the aggregate principal amount and any limit on the amount that may be issued;
•the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;
•whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;
•the maturity date and the date or dates on which principal will be payable;
•the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;
•whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•the terms of the subordination of any series of subordinated debt;
•the place or places where payments will be payable;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
•the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
•whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•whether we will be restricted from incurring any additional indebtedness;
•a discussion of any material or special United States federal income tax considerations applicable to a series of debt securities;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Events of Default Under the Indenture
The following are events of default under the indentures with respect to any series of debt securities that we may issue:
•if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
•if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;
•if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and
•if specified events of bankruptcy, insolvency or reorganization occur as to us.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
•the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
•the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and
•the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.
Modification of Indenture; Waiver
The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:
•to fix any ambiguity, defect or inconsistency in the indenture; and
•to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.
In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•extending the fixed maturity of the series of debt securities;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;
•reducing the principal amount of discount securities payable upon acceleration of maturity;
•making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or
•reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
•the transfer or exchange of debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•maintain paying agencies;
•hold monies for payment in trust;
•compensate and indemnify the trustee; and
•appoint any successor trustee.
In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange, and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of San Diego as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
•if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
•if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material United States federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the anti-dilution provisions of the warrants, if any;
•any redemption or call provisions;
•whether the warrants may be sold separately or with other securities as parts of units; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS
General
We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:
•the date of determining the stockholders entitled to the rights distribution;
•the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
•the exercise price;
•the aggregate number of rights issued;
•whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
•the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
•the method by which holders of rights will be entitled to exercise;
•the conditions to the completion of the offering, if any;
•the withdrawal, termination and cancellation rights, if any;
•whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
•whether stockholders are entitled to oversubscription rights, if any;
•any applicable material United States federal income tax considerations; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Rights Agent
The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.
Unit Agent
The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California, will pass upon the validity of the issuance of the securities to be offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The financial statements incorporated in this Prospectus Supplement by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Evofem. The address of the SEC website is www.sec.gov.
We also maintain a website at www.evofem.com, through which you can access our SEC filings. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us and any investment in our securities.
The following documents are incorporated by reference into this prospectus supplement:
•Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021;
•Our Current Reports on Form 8-K filed with the SEC on March 4, 2021, February 22, 2021 and February 5, 2021 (except for the information furnished under Items 2.02 or 7.01);
•All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above (in each case, except for the information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K); and
•The description of our common stock contained in our Registration Statement on Form 8-A initially filed on November 18, 2014, including any amendment or report filed for the purpose of updating such description, and the description of the Series A Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A filed on March 25, 2020, including any amendment or report filed for the purpose of updating such description.
Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36754.
We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Evofem Biosciences, Inc., Attn: Investor Relations, 12400 High Bluff Drive, Suite 600, San Diego, California 92130. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at http://www.evofem.com. The information on such website is not incorporated by reference and is not a part of this prospectus.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Shares of Common Stock
Pre-funded Warrants to Purchase up to_......._ Shares of Common Stock
Common Warrants to Purchase up to_......._ Shares of Common Stock

PROSPECTUS SUPPLEMENT
Sole Book-Running Manager
H.C. Wainwright & Co.

, 2021